SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 16, 2019

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36081	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Controls Drive, Shelton, Connecticut 06484		06484
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	NNVC	NYSE-American

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2019, NanoViricides, Inc. (the “Registrant”) entered into an Open End Mortgage Note (the “Note”) in favor of Anil Diwan, the Registrant’s founder, Chairman and President, to loan the Registrant up to Two Million Dollars ($2,000,000) in two tranches of One Million Dollars ($1,000,000) (the “Loan”). The Note bears interest at the rate of twelve percent (12%) per annum and is secured by a mortgage granted against the Registrant’s headquarters located at 1 Controls Drive, Shelton, Connecticut (the “Mortgage”). The Note, Mortgage and the related documents contain customary terms and provisions for transactions of this type.

On December 17, 2019, the Registrant entered into a Deferred Expense Exchange Agreement (The “Agreement”) with TheraCour Pharma, Inc. (“TheraCour”), a principal shareholder of the Registrant and the developer of the technology the Registrant licenses, whereby TheraCour agreed to exchange $250,000 of the deferred development fees owed to TheraCour into 100,000 shares of the Registrant’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Shares”). The Series A Shares vote at the rate of nine shares of common stock per each Series A Share stock and is convertible into three and one half shares of common stock only upon a change in control of the Registrant. There is no market for Series A shares. Dr. Diwan, also serves as the CEO and Director of TheraCour and owns approximately 90% of the outstanding capital stock of TheraCour.

The foregoing transactions were approved by the Registrant’s independent members of the Board of Directors, also serving as its Audit Committee. Dr. Diwan recused himself from voting and from discussions on either transaction on behalf of the Registrant.

The foregoing description of the Loan, the Mortgage, and the Agreement are qualified in their entirety by reference to the Loan, the Mortgage, and the Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Open End Mortgage Note
10.2	Open End Mortgage Deed
10.3	Deferred Expense Exchange Agreement

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: December 19, 2019	By:	/s/ Anil Diwan
Name: Anil Diwan
Title: Chairman, President